Exhibit 10.113

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Copy

AMENDMENT TO LICENSE AGREEMENT

This AMENDMENT to the certain License Agreement dated January 4, 2006 between CYDEX, INC. (“CyDex” or “Licensor”), a corporation with its principal place of business located at 10513 W. 84th Terrace, Lenexa, Kansas 66214, and PRISM PHARMACEUTICALS, INC. (“Prism” or “Licensee”), a Delaware corporation, with its principal place of business located at 1150 First Ave., Suite 1050, King of Prussia, Pennsylvania, 19406, granting an exclusive license under the Product Intellectual Property for the development, use and sale of Licensed Products in the Field of Use and throughout the Territory (the “License Agreement”), is made and entered into as of May 12, 2006 (the “Effective Date”) by and between CyDex and Prism.

WHEREAS, pursuant to the terms of the License Agreement., Prism has the exclusive right to develop, market, manufacture, make, have made, use, distribute, commercialize, sell, offer to sell, import and export the Licensed Products in the Field of Use throughout the Territory, and;

WHEREAS, the Parties now seek to amend certain terms of the License Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Patties hereto agree as follows:

1. The terms utilized in this Amendment shall have the same meanings set forth in the License Agreement, unless otherwise indicated herein.

2. Section 5.2 of the License Agreement is hereby amended and restated in its entirety as follows:

“5.2 CyDex Assistance

5.2.1. General Know-How with Filings and Submissions. If Prism reasonably requests that CyDex provide general know-how to Prism’s preparation and filing of any document or other information with the FDA or any other Regulatory Authority of filings required to be filed by Prism for the development, commercialization, manufacture, marketing, distribution, offer for sale, sale, import or export of the Licensed Products, then CyDex shall provide such general know-how to Prism. CyDex will provide general know-how to Prism throughout the Term regarding FDA submissions and information regarding the Licensed Products to the medical community, customers, manufacturers and as otherwise necessary for Prism to develop, commercialize, manufacture, market, distribute, offer for sale, sell, import, export and/or sublicense the Licensed Products. Such general know-how shall include CyDex’s providing Prism with CyDex’s expertise and reasonable access to CyDex’s employees, consultants and agents (subject to their availability which shall be reasonably provided), which access shall include but not be limited to, upon Prism’s reasonable request, CyDex’s correspondence via telephone, letters, and/or electronic mail.

5.2.2. Assistance with Filings and Submissions. From time to time Prism may reasonably request (through the Management Committee or otherwise), and CyDex may agree, that CyDex participate in meetings, presentations, teleconferences, and/or working sessions with Prism (and its contractors or agents) and/or FDA or any other Governmental Authority to, (i) provide assistance to Prism’s preparation and filing of any document or other information with the FDA or any other Regulatory Authority of filings required to be filed by Prism for the development, commercialization, manufacture, marketing, distribution, offer for sale, sale, import or export, of the licensed Products and/or (ii) to support the transfer to, and registration of, the selected manufacturer(s) of the manufacturing process necessary to manufacture the Licensed Products.

5.2.3. Assistance with Development. From time to time, Prism may request, and CyDex may agree, that CyDex perform new development work and/or new method development work necessary to support the transfer to, and registration of, the selected manufacturer(s) of the manufacturing process for the Licensed Products. Such work may be related to the manufacture Licensed Products or their respective individual ingredients for the purpose of filler integrity testing, nephelometry, or any other uses arising from or relating to the License Agreement, and any tracking of data derived from such work.

The parties acknowledge and agree that CyDex shall perform all such work pursuant to Sections 5.2.2 and 5.2.3 only as requested by Prism in writing and Prism shall reimburse CyDex according to the following schedule:

Work conducted at CyDex, Inc.’s Principal Office:

Senior Technical Staff	[***]
Technical Staff	[***]

Work Conducted by CyDex off-site

Senior Technical Staff	[***]
Technical Staff	[***]

For off-site work conducted by CyDex, Prism shall reimburse CyDex for reasonable expenses, approved in advance by Prism, incurred in the performance of such off-site work.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties further hereby acknowledge and agree that CyDex shall be solely responsible for tracking the work performed by CyDex pursuant to this Section 5.2. and the time required to complete such work to be reimbursed by Prism.

CyDex shall invoice Prism for such work, such invoices shall summarize work performed, person performing the work, time spent on such work and all reimbursable expenses. CyDex shall invoice Prism upon completion of such approved work, unless the Parties agree otherwise. Payments for amounts invoiced by CyDex pursuant to this Section 5.2. shall be due and payable to CyDex on or before the [***] day after the date such invoice is issued by CyDex.

3. The last sentence of Section 10.3 of the License Agreement is amended as follows:

The parties agree to enter into a definitive Captisol® Supply Agreement no later than [***].

4. All terms and conditions of the License Agreement not expressly amended by this Amendment shall remain in full force and effect.

5. In the event of any dispute, conflict or ambiguity between the terms and conditions of this Amendment and the License Agreement, this Amendment shall control.

6. This Amendment (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Amendment or its formation) shall be governed and construed in accordance with the laws of the State of Delaware, and without regard to its choice of law rules.

7. This Amendment, and the License Agreement (where herein referenced), together constitute the Parties as to the subject matter of this Amendment, and supersede all prior negotiations, representations, agreements and understandings regarding the same.

8. This Amendment shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their duly authorized representatives.

CYDEX, INC.		PRISM PHARMACEUTICALS, INC.

By:	/s/ John M. Siebert	By:	/s/ Warren D. Cooper
	John M. Siebert, Ph.D., President and CEO		Warren D. Cooper, President and CEO